                                                                     Exhibit 4.5

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY
NOT BE SOLD,  TRANSFERRED,  ASSIGNED,  PLEDGED OR HYPOTHECATED  UNLESS AND UNTIL
REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE
CORPORATION  HAS  RECEIVED AN OPINION OF COUNSEL OR OTHER  EVIDENCE,  REASONABLY
SATISFACTORY TO THE CORPORATION AND ITS COUNSEL,  THAT SUCH  REGISTRATION IS NOT
REQUIRED.

                               CEPTOR CORPORATION

                           CONVERTIBLE PROMISSORY NOTE
                                (non-negotiable)

                                                           Hunt Valley, Maryland
$____.__                                                        __________, 2004

     FOR  VALUE  RECEIVED  Ceptor   Corporation,   a  Florida  corporation  (the
"COMPANY"),  promises to pay to  _____________________  (the  "HOLDER"),  at the
office of the Holder,  the principal amount of two hundred eighty eight thousand six  hundred  eighty two  dollars and  19/100ths  ($288,682.19),  or such lesser amount as shall equal the  outstanding  principal  amount hereof,  together with simple interest from the date of this Note on the unpaid principal  balance at a rate equal to eight (8%) percent per annum,  computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid  principal,  together with  any then  accrued  but  unpaid  interest  and any  other  amounts  payable hereunder, shall be due and payable on December 8, 2005 (the "Maturity Date").

     The  following  is a statement of the rights of the Holder of this Note and the  conditions to which this Note is subject,  and to which the Holder,  by the acceptance of this Note, agrees:

     1. Certain Definitions.

          (a)  "CONVERSION  SECURITIES"  means the shares of common  stock,  par value $0.0001 per share (the "Common Stock"), of the Company,  with such rights, preferences, privileges and restrictions,  contractual or otherwise, as shall be set forth in the Certificate of Incorporation and bylaws of the Company.

          (b) "CONVERSION PRICE" means $1.25 per share.

          (c) "DEFAULT" means:

               i) the Company  shall  default in the payment of interest  and/or principal on this Note  (subject to the right of the Holder to convert all of the presently due and  outstanding  principal  and/or  interest owing under this Note into Conversion  Securities upon which this Note shall not be deemed in Default)  and such default  shall  continue for ten (10) business days after the due date thereof; or

               ii) any of the  representations or warranties made by the Company herein  or  in  any  certificate  or  financial  or  other  statements heretofore  or  hereafter  furnished by or on behalf of the Company to
          Holder in  connection  with the execution and delivery of this Note or such other  documents  shall be false or  misleading  in any  material respect at the time made; or

               iii) the Company shall fail to materially  perform or observe any covenant or agreement  in the Note  Purchase  Agreement,  or any other covenant, term, provision,  condition,  agreement or obligation of the
          Company under this Note and such failure shall continue  uncured for a period of ten (10)  business days after notice from the Holder of such failure; or

               iv) the Company shall (1) become insolvent;  (2) admit in writing its inability to pay its debts  generally as they mature;  (3) make an assignment  for the benefit of creditors or commence  proceedings  for its  dissolution;  or (4) apply for or consent to the appointment of a trustee,  liquidator or receiver for it or for a  substantial  part of its property or business; or

               v) a trustee,  liquidator or receiver  shall be appointed for the
          Company or for a substantial  part of its property or business without its consent and shall not be discharged  within thirty (30) days after such appointment; or

               vi)  any   governmental   agency  or  any   court  of   competent
          jurisdiction at the insistence of any governmental agency shall assume custody  or  control  of the whole or any  substantial  portion of the properties or assets of the Company and shall not be dismissed  within thirty (30) days thereafter; or

               vii)  the  Company  shall  sell  or  otherwise  transfer  all  or substantially all of its assets; or

               viii)  bankruptcy,  reorganization,   insolvency  or  liquidation
          proceedings or other  proceedings,  or relief under any bankruptcy law or any law for the  relief of debt shall be  instituted  by or against the Company  and,  if  instituted  against  the  Company  shall not be dismissed  within  thirty  (30) days  after such  institution,  or the
          Company  shall by any  action or answer  approve  of,  consent  to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition  filed in any such  proceeding;
          or

               ix) the Company  shall be in default of any of its  indebtedness, including  but not  limited to its senior  lending  facility,  and the holders thereof shall have accelerated such indebtedness; or

                                      -2-

               x)  the  Company  shall  be in  material  default  of  any of its indebtedness  that gives the holder  thereof  the right to  accelerate such indebtedness.

     2. Prepayment.  The Company may prepay this Note after the weighted average daily  trading  price per share of Common Stock  equals or exceeds  $5.00 for 10 consecutive trading days, in whole or in part, provided any such prepayment will be applied  first to the  payment  of  expenses  due under this Note,  second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.  Holder  shall be entitled to exercise  conversion  rights under this
Note during a period of thirty  (30) days  following  receipt of the  prepayment notice from the Company.

     3.  Conversion  at the Option of the Holder.  The Holder of this Note shall have the following conversion rights:

          (a)  HOLDER'S  RIGHT TO CONVERT.  This Note shall be  convertible,  in whole or in part,  at any time  following  delivery of notice to the Company (at the address and in the manner set forth in the Note Purchase  Agreement pursuant to which this Note is attached) of the election of the Holder hereof, to convert the outstanding  principal amount, plus interest into fully paid, validly issued and nonassessable shares of the Conversion Securities. If this Note is converted in part,  the  remaining  portion  of this Note not so  converted  shall  remain entitled to the conversion rights provided herein.

          (b) CONVERSION  PRICE FOR HOLDER  CONVERTED  SHARES.  The  Outstanding
Principal  Amount of this Note and interest  that is converted  into  Conversion
Securities at the option of the Holder shall be  convertible  at the  Conversion
Price.

          (c) MECHANICS OF  CONVERSION.  In order to convert this Note (in whole or in part) into full Conversion  Securities,  the Holder (i) shall give written notice in the form of EXHIBIT A hereto (the "Conversion Notice") by facsimile to the  Company at such  office  that the Holder  elects to convert  the  principal amount  (plus  accrued  but unpaid  interest  and  default  payments)  specified therein,  which such notice and election shall be revocable by the Holder at any time prior to its receipt of the Conversion Securities upon conversion, and (ii)
as soon as  practicable  after such  notice,  shall  surrender  this Note,  duly endorsed,  by either overnight courier or 2-day courier, to the principal office of the Company;  PROVIDED,  HOWEVER,  that the Company shall not be obligated to issue certificates  evidencing the shares of the Conversion  Securities issuable upon such conversion  unless either the Note evidencing the principal  amount is delivered to the Company as provided  above,  or the Holder notifies the Company that such Note(s) have been lost,  stolen or destroyed and promptly  executes an agreement  reasonably  satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such lost, stolen or destroyed Notes.
If a Holder is converting  less than the maximum number of shares it may convert under its Note, the Company shall,  upon notice received from Holder and Company of such facts with  documentary  copies of all  notices,  Conversion  Securities issued,  and  cancelled  notes,  shall  reissue  the Note  with the  appropriate remaining  principal amount as soon as practicable  after the Company shall have received  the  Holder's  surrendered  Note and  copies of all  documents  to its satisfaction.

                                      -3-

     The Company shall issue and deliver within one business day of the delivery to the  Company  of such  Conversion  Notice,  to such  Holder of Note(s) at the address of the Holder, or to its designee, a certificate or certificates for the number of shares of Conversion  Securities to which the Holder shall be entitled as aforesaid, together with a calculation of the Conversion Price and a Note for the  principal  amount  not  submitted  for  conversion.  The date on which  the
Conversion Notice is given (the "Holder  Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice, and the person or persons  entitled to receive the  Conversion  Securities  issuable  upon such conversion  shall be treated for all purposes as the record holder or holders of such shares of Conversion Securities on such date.

     In lieu of delivering  physical  certificates  representing  the Conversion
Securities  issuable upon conversion of Notes,  provided the Company's  transfer agent is  participating  in the Depository  Trust Company ("DTC") Fast Automated
Securities  Transfer ("FAST") program,  upon request of the Holder,  the Company shall  use its  best  efforts  to cause  its  transfer  agent to  electronically transmit the Conversion  Securities  issuable upon conversion or exercise to the
Holder,  by crediting the account of Holder's  prime broker with DTC through its
Deposit  Withdrawal  Agent  Commission  ("DWAC")  system.  The time  periods for delivery described above shall apply to the electronic  transmittals through the
DWAC  system.  The  parties  agree to  coordinate  with DTC to  accomplish  this objective.  The conversions  shall be deemed to have been made immediately prior to the close of business on the Holder  Conversion  Date.  The person or persons entitled to receive the  Conversion  Securities  issuable  upon such  conversion shall be  treated  for all  purposes  as the  record  holder or  holders of such
Conversion Securities at the close of business on the Holder Conversion Date.

          (d)  LIMITATIONS ON RIGHT TO CONVERT.  In no event shall the Holder be permitted to convert this Note in excess of that amount upon the  Conversion  of which  the  number  of  Conversion  Securities  to be  issued  pursuant  to such
Conversion,  when added to the number of shares of Conversion  Securities issued pursuant to all prior Conversions of the Note, would exceed 19.99% of the number of shares of Company  Common Stock  outstanding  on the Closing Date (subject to equitable adjustment from time to time for the events described below) (the "CAP
AMOUNT"),  except  that such  limitation  shall not apply in the event  that the
Company  obtains the  approval  of the holders of a majority of its  outstanding common stock ("STOCKHOLDER  APPROVAL") for the issuance of Conversion Securities in excess of the Cap Amount.

In the event that  Stockholder  Approval  shall be required  for the issuance of
Conversion  Shares in excess of the Cap Amount,  the Company may elect to prepay this Note in full after which the Company shall not have any further  obligation with respect thereto.  In the event the Company does not repay this Note in full within two (2)  business  days of receipt of a Conversion  Notice that  requires
Stockholder  Approval,  the Company  shall use its  reasonable  best  efforts to effect Stockholder  Approval of the Conversion within sixty (60) days of receipt of such Conversion  Notice.  The Company may at any time prior to the receipt of
Stockholder  Approval,  repay all of the  outstanding  principal and or interest under the Note or such amount as will then result in a Conversion  below the Cap
Amount,  instead of obtaining a required Stockholder Approval of the Conversion.
In the event the Stockholder Approval has not been obtained within the timeframe set forth and the Company has not repaid the Note,  the Note Holders  shall have

                                      -4-

the  option  at  any  time  to  force  the  Company's  repayment  of  all of the outstanding  principal  and/or interest under the Note at a sum equal to 100% of the outstanding principal and/or interest balance then due.

     In the event Holder has given a Conversion Notice, such put into Conversion
Securities,  or conversion  right,  shall be available to Holder for a period of thirty (30) days following the date of the  Conversion  Notice  following  which thirty  (30) day  period  no  further  conversion  of the Note  into  Conversion
Securities shall be permitted.

          (e) Fractional Shares; Interest; Nonassessable;  Effect of Conversion.
Any fractional shares to be issued upon conversion of this Note shall be rounded to the nearest whole share. The Company  covenants that the shares of Conversion
Securities  issuable upon the conversion of this Note will,  upon  conversion of this Note, be validly  issued,  fully paid and  nonassessable  and free from all taxes,  liens and charges in respect of the issue  thereof.  Upon  conversion of this Note in full and the payment of the amounts  specified  in this  Section 3, the Company shall be forever released from all obligations and liabilities under this Note,  although the obligations under the Note Purchase  Agreement of which this Note is a part, shall survive.

     4. Miscellaneous.

          (a) Loss,  Theft,  Destruction or Mutilation of Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft,  destruction or  mutilation  of this Note  and,  in the case of loss,  theft or  destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation,  on surrender and  cancellation of this Note,  the Company shall  execute and deliver,  in lieu of this Note, a new
Note executed in the same manner as this Note, in the same  principal  amount as the unpaid  principal  amount of this Note and dated the date to which  interest shall  have been paid on this Note or,  if no  interest  shall  have yet been so paid, dated the date of this Note.

          (b)  Payment.  All  payments  under  this Note shall be made in lawful tender of the United States.

          (c) Waivers. The Company hereby waives notice of default,  presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

          (d) Usury.  In the event that any interest paid on this Note is deemed to be in  excess of the then  legal  maximum  rate,  then  that  portion  of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this
Note.

          (e) Waiver and  Amendment.  Any provision of this Note may be amended, waived or modified only by an instrument in writing  signed by the party against which enforcement of the same is sought.

          (f) Notices.  Any notice,  request or other communication  required or permitted  hereunder  shall  be  given in  accordance  with  the  Note  Purchase
Agreement.

                                      -5-

          (g) Expenses; Attorneys' Fees. If action is instituted to collect this
Note, the Company promises to pay all reasonable costs and expenses,  including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action.

          (h) Successors  and Assigns.  This Note may be assigned or transferred by the Holder only with the prior  written  approval of the Company.  Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors,  assigns,  heirs, administrators  and  transferees  of the parties.  The Company shall  maintain a registry, in accordance with U.S. Treasury Regulation Section 5f.103-1(c)(1) and
(2),  evidencing  its  obligation  to pay  principal  and interest to the Holder pursuant to this Note. Such registry shall represent the record of ownership and right to receive principal and interest pursuant to this Note. A transfer of the right to receive  principal and interest  under this Note shall be  transferable only through an appropriate entry in the registry.

          (i) Governing  Law. THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE
LAWS OF THE STATE OF  DELAWARE AS SUCH LAWS ARE  APPLIED TO  AGREEMENTS  BETWEEN
DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE.

                                      -6-

     IN WITNESS WHEREOF,  the Company has caused this Note to be executed by its officers thereunto duly authorized.

                                     CEPTOR CORPORATION

                                     By:
                                        ------------------------------------
                                     Name:  William Pursley
                                     Title: Chief Executive Officer

                                      -7-

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

(To Be Executed by the Registered Holder in Order to Convert the Note)

     The Undersigned hereby irrevocably elects to convert  $_____________ of the
Ten Percent (10%) Convertible  Promissory Note due December 8, 2005, into shares of CepTor  Corporation  according to the terms and  conditions set forth in such
Note, as of the date written  below.  If securities are to be issued to a person other  than  the  Undersigned,  the  Undersigned  agrees  to pay all  applicable transfer taxes with respect thereto.  Capitalized terms set forth in this Notice shall have the meanings set forth in the Note.

     The  Undersigned  represents and warrants that all transfers,  assignments, dividends, or distributions, and any and all offers and sales by the Undersigned of the Conversion  Securities shall be made pursuant to registration of the same under the Securities Act of 1933, or pursuant to an exemption from  registration under  the  Securities  Act of  1933.  The  Undersigned  acknowledges  that  the
Conversion  Securities shall if (and only if) required by law contain the legend contained on page 1 of the Note.

Conversion Date:* _____________________

Applicable Conversion Price: ________________________________

Holder (Print True Legal Name): _____________________________

_______________________________________

(Signature of Duly Authorized Representative of Holder)

Address of Holder: ________________________________________

_______________________________________

_______________________________________

* This original Notice of Conversion  must be received by CepTor  Corporation by the second business day following the Conversion Date.

                                      -8-